UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2006
ENTREMED, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-20713	58-1959440

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9640 Medical Center Drive Rockville, Maryland		20850

(Address of principal executive offices)		(Zip Code)
(240) 864-2600

(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 12, 2006, EntreMed, Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with ThinkEquity Partners LLC and Rodman & Renshaw, LLC (together, the “Placement Agents”) relating to the sale of up to 10,727,500 shares of the Company’s common stock, par value $0.01 per share, at a price of $1.60 per share (the “Offering”). The shares are being offered pursuant to the Company’s registration statement on Form S-3 (File No. 333-129276), filed with the Securities and Exchange Commission on October 27, 2005. The Offering is expected to close on or about December 18, 2006, subject to the closing conditions set forth in the Placement Agency Agreement. Assuming that the maximum number of shares are sold in the Offering, the Company will raise aggregate proceeds of approximately $17.2, resulting in net offering proceeds of approximately $15.9 after deducting the Placement Agents’ fees and other estimated expenses related to the Offering.
     The Company will offer to directly sell shares of its common stock to investors pursuant to the subscription terms substantially in the form attached as Exhibit A to the Placement Agency Agreement, and will only sell shares of its common stock in the Offering to investors who have agreed to the subscription terms and conditions set forth therein and delivered signed subscription terms to the Company. A copy of the Placement Agency Agreement is attached to this Current Report as Exhibit 10.1 and is incorporated by reference into this Current Report.
Item 8.01. Other Events.
     On December 13, 2006, the Company issued the press release attached hereto as Exhibit 99.1 announcing the Company’s entry into the Placement Agency Agreement and the commencement of the Offering. The press release is incorporated by reference into this Current Report.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Placement Agency Agreement, dated December 12, 2006, by and among EntreMed, Inc. ThinkEquity Partners LLC and Rodman & Renshaw, LLC.

99.1	Press release issued by EntreMed, Inc. on December 13, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTREMED, INC.
/s/ Dane R. Saglio
Dane R. Saglio Chief Financial Officer

Date: December 13, 2006

EXHIBIT INDEX

Exhibit Number	Description of Document

10.1	Placement Agency Agreement, dated December 12, 2006, by and among EntreMed, Inc., ThinkEquity Partners LLC and Rodman & Renshaw, LLC.

99.1	Press release issued by EntreMed, Inc. on December 13, 2006.